Exhibit 99.3
May 3, 2022 First Quarter 2022 Financial Results

Forward-Looking Statements

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

- ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system, costs incurred as a result of the COVID-19 pandemic, and increased labor and materials costs due to supply chain constraints and inflation;
- ability of SCE to implement its Wildfire Mitigation Plan and capital program;
- risks of regulatory or legislative restrictions that would limit SCE's ability to implement Public Safety Power Shutoff ("PSPS") when conditions warrant or would otherwise limit SCE's operational PSPS practices;
- risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
- ability of SCE to maintain a valid safety certification;
- ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
- extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs;
- risk that California Assembly Bill 1054 ("AB 1054") does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard established under AB 1054;
- ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
- decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
- cost and availability of labor, equipment and materials, including as a result of supply chain constraints;
- ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
- risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;
- pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
- physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
- risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators ("CCA," which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
- risks inherent in SCE's capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, changes in the California Independent System Operator's transmission plans, and governmental approvals; and
- risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Other important factors are discussed under the headings "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis" in Edison International's Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation.

May 3, 2022

Energy for What's Ahead℠

1

2 Edison International First Quarter Update Q1 2022 core EPS growth driven primarily by adoption of 2021 GRC decision in Q3 2021 GAAP EPS: $0.22 Core EPS 1 : $1.07 EIX affirms 2022 EPS guidance $4.40 – 4.70 2022 Core EPS 1 In Q1, SCE resolved over $700 million of claims for 2017/2018 Wildfire/Mudslide Events; revised best estimate ($281 million charge, after tax) Over 80% of best estimate resolved. Anticipate cost recovery filing by late 2023 In April, SCE filed 2023 CPUC cost of capital application, seeking increased ROE SCE requests 2023 CPUC ROE of 10.53% and 52% equity ratio EIX reiterates long - term EPS growth rate 5 – 7% EPS CAGR 2021 – 2025 2 1. See Earnings Per Share Non - GAAP Reconciliations and Use of Non - GAAP Financial Measures in Appendix 2. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 EPS guidance range of $4.42 – 4.62 established Septem ber 16, 2021 May 3, 2022

SCE's execution of its wildfire mitigation strategy is reducing risk of wildfires associated with utility infrastructure

SCE estimates its wildfire mitigation and PSPS measures have reduced the risk of damage from catastrophic wildfires by 65% to 70%, relative to pre-2018 levels[1,2]



Covered conductor is one of the most effective measures to reduce wildfire and PSPS risks

~40% of overhead distribution wires in high fire risk areas expected to be covered by year-end



Risk-prioritized equipment inspections and vegetation management programs

Annual equipment inspections that make up **97%** of total wildfire risk in 2022



Continued advancement of situational awareness and weather forecasting capabilities

Increasing installed weather stations by **>10%** and using machine learning

1. Baseline risk estimated by Risk Management Solutions, Inc. (RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE's assets, reported ignitions from 2014–2020, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, and PSPS de-energization criteria. Based on mitigations through Dec. 31, 2022
2. There are risks inherent in the simulation analyses, models and predictions of SCE and RMS relating to the likelihood of and damage due to wildfires. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analyses and models of RMS and SCE. Range may vary for other loss thresholds

May 3, 2022

Energy for What's Ahead℠

3

2017/2018 Wildfire/Mudslide Events Update: >80% of best estimate resolved. Anticipate cost recovery filing by late 2023

SCE continues to make substantial progress resolving claims[1]...

$ in Billions, as of March 31, 2022



7.9
Remaining Expected Potential Losses[1]
1.3
Over 80% of best estimate has been resolved
Best Estimate of Total Losses

...and SCE will seek recovery at the CPUC for prudently-incurred, actual losses in excess of insurance[2]

$ in Billions, as of March 31, 2022



Amounts for which SCE currently expects to seek cost recovery
Amounts recoverable from insurance or FERC, or ineligible[2]
5.2
2.7

SCE currently anticipates filing an application for cost recovery **by late 2023**, assuming relevant proceedings progress as expected

SCE's considerations for filing an application include:

- Substantial resolution of claims (90%+ of value) in each of TKM[3] and Woolsey
- Other litigation activities, including status of SED agreement

SCE can file separate applications for TKM and Woolsey

1. After giving effect to approximately $137 million in fixed payments due under settlements executed before March 31, 2022, but not paid at March 31, 2022
2. CPUC-jurisdictional rate recovery of $375 million of losses is foreclosed from cost recovery under an agreement with the Safety and Enforcement Division of the CPUC ("SED"), which is subject to a pending legal challenge
3. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides

May 3, 2022

Energy for What's Ahead℠

4

5 SCE requested a 10.53% ROE for 2023. Also awaiting result for 2022 cost of capital May 3, 2022 10.30% 10.53% 2022 Currently Authorized 2023 Request SCE’s requested ROE balances reasonable returns with affordability for customers CPUC Return on Equity (ROE) In April, SCE filed application to establish 2023 cost of capital and reset cost of capital mechanism for three - year term – Requested ROE of 10.53% and maintaining currently authorized equity ratio of 52% Currently awaiting resolution of whether cost of capital trigger mechanism will operate for 2022 Additionally, in April, SCE filed application to extend waiver period of previously approved regulatory capital structure exclusions related to 2017/2018 Wildfire/Mudslide Events

First Quarter Earnings Summary

		Q1 2022		Q1 2021		Variance
Basic Earnings Per Share (EPS)						
SCE	$	0.38	$	0.78	$	(0.40)
EIX Parent & Other		(0.16)		(0.10)		(0.06)
Basic EPS	**$**	**0.22**	**$**	**0.68**	**$**	**(0.46)**
Less: Non-core Items[1]						
SCE	$	(0.85)	$	(0.11)	$	(0.74)
EIX Parent & Other		—		—		—
Total Non-core Items	**$**	**(0.85)**	**$**	**(0.11)**	**$**	**(0.74)**
Core Earnings Per Share (EPS)						
SCE	$	1.23	$	0.89	$	0.34
EIX Parent & Other		(0.16)		(0.10)		(0.06)
Core EPS	**$**	**1.07**	**$**	**0.79**	**$**	**0.28**

Key SCE EPS Drivers[2]			
Higher revenue		$	0.90
CPUC revenue - GRC authorized	0.35		
CPUC revenue - Other[3,4]	0.51		
FERC and other operating revenue	0.04		
Higher O&M[4]			(0.33)
Wildfire-related claims			(0.01)
Higher depreciation			(0.10)
Higher net financing costs			(0.06)
Income taxes[3]			(0.08)
Other			0.02
Property and other taxes	0.01		
Other income and expenses	0.01		
Total core drivers		$	0.34
Non-core items[1]			(0.74)
Total		$	(0.40)

Key EIX EPS Drivers[2]		
EIX Parent and Other - Higher preferred dividend	$	(0.06)
Total core drivers	$	(0.06)
Non-core items		—
Total	$	(0.06)

1. See EIX Core EPS Non-GAAP Reconciliation and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2022 first quarter core EPS drivers reported based on 2021 weighted-average share count of 379.2 million. 2022 first quarter weighted-average shares outstanding is 380.7 million
3. Includes $0.06 of lower tax benefits related to balancing accounts, which are offset in revenue
4. Includes $0.46 of previously deferred wildfire-related and drought restoration expenses as a result of 2021 GRC Track 2 approval, which are offset in revenue

Note: Diluted earnings were $0.22 and $0.68 per share for the three months ended December 31, 2022 and 2021, respectively

May 3, 2022
Energy for What's Ahead℠
6

SCE has significant capital expenditure opportunities driven by investments in the safety and reliability of the grid

Capital deployment expected to increase in future GRC and other applications[1]

Capital Expenditures, $ in Billions



Future Requests
5.4
6.2
5.6
5.7–5.8
6.7

	2021	2022	2023	2024	2025
Range Case[2]	n/a	6.0	5.2	5.2	5.2

Total 2021–2025 capital plan of $27–30 billion driven by investments in safety and reliability

GRC track 1 and other approvals underpin spending through 2023

Primary 2024+ potential:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Forecast for 2024 includes amounts expected to be requested in track 4 of SCE's 2021 GRC. Forecast for 2025 includes amounts currently expected to be requested in SCE's 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates
2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations; GRC forecast is in line with authorized spend over the 2021 GRC track 1 cycle
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

May 3, 2022 Energy for What's Ahead℠ 7

2021 GRC track 1 decision provides rate base visibility through 2023; future applications expected to extend growth

From a 2021 base, rate base growth forecast of 7–9% through 2025, reflecting future incremental investment

Rate Base[1], $ in Billions



Future Requests
~9%
2021–2025 CAGR
35.3
38.7
42.1
44.5–44.8
49.4

Range Case[2]	2021	2022	2023	2024	2025
	n/a	38.5	41.5	43.4	46.6

Forecast includes recovery of utility-owned storage for summer 2022 reliability and SCE's building electrification request

Substantial longer-term rate base growth potential from:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of wildfire mitigation-related spend that shall not earn an equity return under AB 1054
2. Range Case rate base reflects capital expenditure Range Case forecast
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

May 3, 2022

Energy for What's Ahead℠

8

EIX affirms 2022 core EPS guidance of $4.40–4.70

EIX 2022 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	YTD Recorded[1]	2022 Guidance[1]
SCE 2022 Rate Base EPS	1.26	5.34
SCE Operational Variances	0.05	0.11–0.38
EIX Parent and Other	(0.16)	(0.73)–(0.70)
EIX Operational Results	**1.15**	**4.72–5.02**
SCE Costs Excluded from Authorized	(0.08)	(0.32)
EIX Consolidated Core EPS	**$1.07**	**$4.40–4.70**

Key components of variances from SCE rate base EPS[1]

Rate Base EPS	
Recording at current cost of capital pending 2022 cost of capital decision	
SCE Operational Variances	
Includes financing benefits associated with 2022 cost of capital proceeding	0.10
EIX Parent and Other	
Operating expense, other	(0.15)–(0.13)
Interest expense	(0.26)
EIX preferred dividends	(0.32)–(0.31)
SCE Costs Excluded from Authorized	
Wildfire Insurance Fund contribution interest expense	(0.09)
Wildfire claims payment debt interest expense[2]	(0.07)
Short- and long-term incentive comp not in rates; SB 901 disallowed exec comp	(0.16)

1. YTD results as of March 31, 2022, based on 2022 YTD weighted average shares of 380.7 million; 2022 guidance based on weighted average shares assumption of 381.4 million
2. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery may be sought as part of future cost recovery applications

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

May 3, 2022 Energy for What's Ahead℠ 9

2022 EIX Core Earnings Guidance Assumptions

		2022 Assumption	Additional Notes
CPUC	**Rate Base** ($ in Billions)	$31.3	• Assumes CSRP track 1 decision in 2022. Decision delay would defer ~$55 million earnings to 2023
	Return on Equity (ROE)	10.30%	• ROE sensitivity: 4 cents EPS for 10bps change in ROE
	Equity in Capital Structure	52.0%	
FERC	**Rate Base** ($ in Billions)	$7.4	
	Return on Equity (ROE)[1]	10.30%	
	Equity in Capital Structure[1]	47.5%	
Other Items	**SCE Operational Variances** ($ Millions, after-tax)	~$40–145	Representative items: • AFUDC $120 • Financing benefits associated with 2022 cost of capital proceeding $38 • Shareholder-funded expenses not recovered in GRC $45
	SCE Wildfire Claims Payment Debt Interest Expense ($ Millions, after-tax)	~$27	• SCE funds resolution of wildfire claims with debt. Additional debt expected to be issued during 2022 • $3 billion outstanding at 12/31/2021
	EIX Equity Issuance[2] ($ in Millions)	~$300–400 of equity content	• Higher than average of up to $250/year in 2022–'25 driven by anticipated capex associated with SCE's utility owned storage projects
	EIX Preferred Dividends ($ in Millions)	~$120	

1. Beginning in 2023, Intervenors have an annual opportunity to terminate the TO2019A Formula Rate. The earliest any new rate could become effective is January 1, 2024
2. Does not include securities with equity content that could be issued to enable SCE to issue debt to finance payments for resolution of claims related to the 2017/2018 Wildfire/Mudslide Events while allowing Edison International and SCE to maintain investment grade credit ratings

Note: All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%

May 3, 2022 Energy for What's Ahead℠ 10

EIX has double-digit total return potential, supported by leadership role in clean energy transition

5–7% core EPS CAGR[1] 2021 to 2025	Underpinned by strong rate base growth of ~7–9% $27–30 billion 2021–2025 capital program
~4% current dividend yield[2]	18 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification and building electrification[3] Potential for 60% load growth by 2045

9–11% total return opportunity[4] before potential P/E multiple expansion driven by estimated 65–70% wildfire risk reduction[5], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021
2. Based on EIX stock price on May 2, 2022
3. Building electrification programs subject to CPUC approval
4. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
5. Risk reduction based on mitigations through December 31, 2021

May 3, 2022 Energy for What's Ahead℠ 11

Appendix

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Uncollectibles, Wildfire-related, and Wildfire Insurance Applications

$ in Millions

Approved Applications

	Application / Account	Balance @ Mar. 31	Recovery Through	Remaining Rate Recovery by Year 2022	2023	2024	2025
✓	GRC Track 1 (Jan.–Sept. 2021 Balance)	562	Dec. '23	241	321	–	–
✓	GRC Track 2	390	Feb. '25	100	134	134	22
✓	2020–2021 Residential Uncollectibles[1]	139	Feb. '25	75	34	26	4
✓	WEMA1	126	Dec. '22	126	–	–	–
✓	2019 CEMA	42	Dec. '22	42	–	–	–
	Total	**1,259**		**584**	**489**	**160**	**26**

Pending & Future Applications *(Subject to CPUC Authorization)*

Application	Request[2]	Expected Amort.[2]	Expected Rate Recovery by Year 2022	2023	2024	2025
GRC Track 3	497	12 months	124	373	–	–
2022 Wildfire Mit. & Veg. Mgmt. *(to be filed)*[3]	330	12 months	–	–	330	–
WEMA2	215	12 months	24	161	–	–
2022 CEMA	198	12 months	–	–	198	–
2021 CEMA	132	12 months	–	77	55	–
Total	**1,372**		**178**	**611**	**583**	**–**

Expected Securitizations[4,5]

	AB 1054 Capital Included In:	Amount	2022	2023	2024	2025
✓	GRC Tracks 1 & 2 *(completed)*	518	518	–	–	–
	GRC Track 3	730	–	730	–	–
	Total	**1,248**	**518**	**730**	–	–

1. 2020–2021 Residential Uncollectibles are tracked in a balancing account authorized by the CPUC and implemented in rates without a separate application
2. Requested revenue requirement. Amounts and amortization subject to CPUC approval
3. SCE expects to file for recovery of recovery of 2021 above-authorized spending for wildfire mitigation and vegetation management recorded in memo accounts. Final requested amount may change
4. Amounts refer to securitization of AB 1054 capex. Actual timing will depend on the timing of CPUC authorizations and implementation in customer rates or execution of securitization transactions
5. Amounts reflect capital costs recovered upfront via securitization. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate

May 3, 2022 Energy for What's Ahead℠ 13

EIX parent projects total 2022 financing needs of $1.2 billion, including $300–400 million equity content

Use of Proceeds

$ in Millions


$1,200
$500 investment in SCE to support rate base growth
$700 parent debt maturities

2022 EIX Financing Plan[1]

Expect to issue securities with **$300–400 million of equity content** (consistent with prior disclosure)[2] in combination of:

- Potential for cash proceeds of ~$400–600 million from preferred equity issuance *(50% equity content)*
- ~$100 million common equity via internal programs *(100% equity content)*
- If needed, use of at-the-market program *(100% equity content)*

Expect **to refinance $700 million of parent debt maturities** with new debt issuances

In April, borrowed $600 million under term loan agreement to provide execution timing flexibility for 2022 financing plan

1. Financing plans are subject to change
2. Edison International expects to issue securities containing up to $250 million of equity content annually, on average from 2022 through 2025. The higher-than-average equity content expected in 2022 is driven by the anticipated capital expenditures associated with SCE's utility owned storage projects

May 3, 2022
Energy for What's Ahead℠
14

EIX reaffirms 2021–2025 EPS growth rate target, which would result in 2025 EPS of $5.50–5.90

Earnings progression expected to continue to 2025

Core Earnings per Share



5–7%
2021–'25 CAGR[1]
4.52
4.40–4.70
5.50–5.90
• Annual core EPS growth during the period expected to be non-linear
• Growth in any given year can be outside the range
2021 Guidance Midpoint[1]
2022 Guidance
2023
2024
2025

2025 Core EPS Components[2]

Core Earnings per Share

	Approximate Ranges[2]
2025 Rate Base EPS	$6.45–6.90
SCE Op. Variances	0.20–0.30
EIX Parent and Other *(including dilution)*	(0.80)–(0.95)
SCE Costs Excluded from Authorized	(0.35)
EIX Cons. Core EPS	**$5.50–5.90**

Key Assumptions

- 2025 rate base ($bn) $46.6–49.4
  - FERC ~16% of rate base
- Authorized ROE[3] 10.30%
- Not assuming financing benefits during 2023–2025 period
- Up to $250 million per year, on average, equity content 2022–2025, as previously disclosed

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021
2. Components are rounded to the nearest 5 cents and based on EIX 2022 guidance share count of 381.4 million shares. For the purposes of this illustration, all costs and dilution associated with any equity content issued beyond 2022 are reflected in the EIX Parent and Other line. Actual financing activity may vary and is subject to change
3. Based on SCE's currently-authorized CPUC ROE. SCE has filed an application requesting a CPUC ROE for 2023 of 10.53%

May 3, 2022 Energy for What's Ahead℠ 15

16 Earnings Non - GAAP Reconciliations May 3, 2022 Q1 2022 Q1 2021 SCE 147 $ 296 $ EIX Parent & Other (63) (37) Basic Earnings 84 $ 259 $ Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (285) (4) Wildfire Insurance Fund expense (38) (38) Less: Total non-core items (323) $ (42) $ SCE 470 338 EIX Parent & Other (63) (37) Core Earnings 407 $ 301 $ 1. Non - core items are tax - effected at an estimated statutory rate of approximately 28% Reconciliation of EIX GAAP Earnings to EIX Core Earnings Earnings (Losses) Attributable to Edison International, $ in Millions 1

17 EIX Core EPS Non - GAAP Reconciliations May 3, 2022 1. 2022 first quarter EPS are reported based on weighted - average share counts of 380.7 million; 2021 first quarter EPS are based on weighted - average share counts of 379.2 million Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share EPS Attributable to Edison International 1 Q1 2022 Q1 2021 Basic EPS 0.22 $ 0.68 $ Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (0.75) (0.01) Wildfire Insurance Fund expense (0.10) (0.10) Less: Total non-core items (0.85) (0.11) Core EPS 1.07 $ 0.79 $

18 Low High Basic EIX EPS $3.55 $3.85 Total Non - Core Items 2 (0.85) (0.85) Core EIX EPS $4.40 $4.70 1. EPS is calculated on the assumed weighted - average share count for 2022 of 381.4 million 2. Non - core items are presented as they are recorded Earnings Per Share Non - GAAP Reconciliations May 3, 2022 Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 1 2022 EPS Attributable to Edison International

19 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non - GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non - core items. Non - core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non - GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Senior Manager (626) 302 - 2540 (626) 302 - 3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Use of Non - GAAP Financial Measures May 3, 2022